EXHIBIT 23

PRICE WATERHOUSE COOPERS [LOGO]
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                                                   | Pricewaterhouse Coopers LLP
                                                   | 1177 Avenue of the Americas
                                                   | New York NY 10036
                                                   | Telephone (646) 471 4000
                                                   | Facsimile (646) 471 8910





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus Supplement of Wells Fargo Mortgage Backed Securities 2003-5 Trust, relating to Mortgage Pass-Through Class A-12 Certificates, Series 2003-5 comprising part of the Registration Statement (No. 333-98129) of Wells Fargo Asset Securities Corporation, of our reports, dated January 31, 2003, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, relating to our audits of the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement.



                         /s/ PricewaterhouseCoopers LLP



April 25, 2003